Exhibit 10.19
Share Pledge Agreement

Between

Party A: Hangzhou Kunjiang Education Technology Co., Ltd.

And

Party B: Xingbiao Lin, Qiming Weng, Qiude Chen

And

The School: Pingtan Lanhua Middle & High School

May 31, 2011

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) is entered into by and between the following parties at Pingtan County Fujian Province on May 31, 2011:

Pledgee:  Hangzhou Kunjiang Education Technology Co., Ltd. (“Party A”)

Pledgor: Xingbiao Lin, Qiming Weng, Qiude Chen (“Party B”)

In view of:

(1) Party A, entered into Exclusive Cooperation Agreement with Pingtan Lanhua Middle & High School, on May 31, 2011: (“Exclusive Cooperation Agreement”);

(2) Pledgor are shareholders of Pingtan Lanhua Middle & High School (“School”), holding 100% equity interest in the School;

(3) Pledgor agrees to pledge all of his/her equity interest in the School to Pledgee as a security for its performance of its obligations under the Exclusive Cooperation Agreement.

NOW THEREFORE, the Parties agree as follows after friendly consultations:

1.	Definitions

WHEREAS:

1.1 Unless otherwise specified herein, all of the following terms shall have the meanings defined below.

1.1.1 “Secured Debt” means the payment obligation and other relevant obligations of Pledgee and the School under Exclusive Cooperation Agreement, liquidated damage and other relevant costs, and all costs (including attorney fees) and other amounts paid by Pledgee to realize Pledgee’s rights under Exclusive Cooperation Agreement in the event that the School commits a breach. If the School controls a new subsidiary by means of acquisition or incorporation or otherwise in the future and such new subsidiary enters into certain new Exclusive Cooperation Agreement with Pledgee, then such new subsidiary’ obligations under the new Exclusive Cooperation Agreement will be automatically included in the “Secured Debt” herein.

1.1.2 “Pledged Equity” means the 100% equity owned by Pledgor in the School and all rights relating to such equity. With Pledgee’s prior consent, Pledgor may increase the capital of Party B. The increased registered capital contributed by Pledgor shall also be deemed part of the Pledged Equity.

2. Equity Pledge

2.1 Pledgor hereby pledges the Pledged Equity to Pledgee (“Pledge”) as a security for the full discharge of the Secured Debt.

2.2 Pledgor and Pledgee shall promptly register the Pledge with the administrative authorities for industry and commerce upon execution of this Agreement if requested by Pledgee. The Parties also acknowledge that, upon execution of this Agreement, the Parties will not raise any question or objection to the effectiveness of this Agreement because of failure to register the Pledge with the administrative authorities for industry and commerce.

3. Scope of Security

3.1 The Pledged Equity hereunder offers security for:

3.1.1 The Secured Debt defined in Section 1.1.1 hereof; and

3.1.2 The costs paid by Pledgee to realize the pledge to which Pledgee is entitled hereunder.

4. Term of Pledge

4.1 The term of valid existence of the pledge to which Pledgee is entitled hereunder is from the effective date of this Agreement to the date all Secured Debt is fully discharged (the “Term of Pledge”). Pledgee shall exercise the Pledge within the statute of limitations for the Secured Debt.

5. Exercise of Pledge

5.1 If (a) the School fails to fulfill its payment obligation or other related obligations in accordance with the provisions of Exclusive Cooperation Agreement, or (b) Pledgor breaches their duties or obligations hereunder, Pledgee shall have the right to manage the pledge in any manner at any time it deems appropriate to the extent permitted by applicable laws during the Term of Pledge, including without limitation:

5.1.1 To negotiate with Pledgor to discharge the Secured Debt with the Pledged Equity at a discount rate;

5.1.2 To sell off the Pledged Equity and use the proceeds thereof to discharge the Secured Debt;

5.1.3 To retain a relevant agency to auction all or part of the Pledged Equity; and/or

5.1.4 To otherwise dispose of the Pledged Equity appropriately to the extent permitted by applicable laws.

5.2 In the course of Pledgee’s disposal of the Pledged Equity as specified in the preceding section, Pledgee shall have the right to take any actions permitted by law to realize any of its rights hereunder.

5.3 As requested by Pledgee, Pledgor shall assist Pledgee in obtaining all necessary approvals or consents in connection with Pledgee’s realization of its rights to debt and pledge.

5.4 All amounts received due to Pledgee’s exercise of its pledge shall be used in the following order of priority subject to the other provisions hereof:

5.4.1 First, such amounts shall be used to pay all taxes and costs incurred by Pledgee because of its exercise of the pledge and/or other rights hereunder;

5.4.2 Second, such amounts shall be used by Pledgee to discharge the Secured Debt according to law;

5.4.3 Any remaining balance shall be paid to Pledgor or anyone who is entitled to such balance (without interest).

6. Termination of Pledge

6.1 The pledge shall be terminated automatically upon termination of Exclusive Cooperation Agreement and full discharge of the Secured Debt. In such case, as requested by Pledgor, Pledgee shall sign a written document to terminate the equity pledge created hereunder and submit such documentation to Pledgor, or assist Pledgor in handling other procedures for terminating the equity pledge hereunder.

6.2 Subject to the provisions in the preceding paragraph, the equity pledge hereunder shall not be terminated without Pledgee’s prior written consent.

7. Nature of Security

7.1 The security created hereunder shall not be affected by any other security held by Pledgee for the Secured Debt, and shall not affect the effectiveness of any other security.

7.2 The security created hereunder and Pledgee’s rights hereunder shall not be terminated or affected due to the following circumstances:

7.2.1 Any grace period, termination or relief granted by Pledgee in connection with any person’s debt;

7.2.2 Any amendment, modification or supplement to Exclusive Cooperation Agreement;

7.2.3 Any disposal, modification or termination of any other security in connection with the Secured Debt;

7.2.4 A settlement entered into between the Pledgee and any person in connection with any claims of such person;

7.2.5 Any delay, act or omission of Pledgee in the exercise of its rights;

7.2.6 Any other event that may affect Pledgor’s obligations hereunder.

8. Special Provisions

8.1 Without Pledgee’s prior written consent, Pledgor shall not assign any of his rights or obligations hereunder to any other party.

8.2 Pledgee shall have the right to assign to any third party any of its rights or obligations hereunder and any of its rights or obligations under other agreements contemplated by this Agreement without Pledgor’s prior consent. In such case, Pledgor must unconditionally cooperate with Pledgee in handling the procedures for the transfer of relevant rights and obligations, including without limitation signing an agreement on the change of the relevant contractual party and re-registering the equity pledge with the administrative authorities for industry and commerce.

8.3 Upon effectiveness of this Agreement, unless Pledgee makes a written decision to the contrary and notify Pledgor of such decision, Pledgor shall be obligated to continue to comply with legal requirements relating to the Pledged Equity and perform all rights and obligations in connection with the Pledged Equity, and perform the due care and good faith obligations that a shareholder shall perform.

8.4 Pledgor shall promptly notify Pledgee of any event that may affect the Pledged Equity or the value thereof, or that may impede, prejudice or delay Pledgee’s performance of its rights as a shareholder of the School. Pledgor hereby agrees to sign a power of attorney (“Power of Attorney?? on the even date herewith, appointing Party A as its initial attorney-in-fact to: (i) exercise all voting rights it enjoys as a shareholder of the School, and (ii) sign on behalf of Pledgor any resolutions adopted by the shareholders’ meetings of the School, and any other documents that are related to Pledgor’s performance of its rights as a shareholder of the School. The attorney-in-fact shall perform its duties in good faith, aiming to maximize the value of the Pledged Equity hereunder, and its acts shall be in compliance with applicable Chinese laws in all respects. The form of the initial Power of Attorney to be signed by Pledgor is set forth in Appendix 1 attached hereto.

8.5 During the term of pledge, Pledgee shall have the right to collect any yield on the Pledged Equity.

8.6 Without Pledgee’s prior written consent, Pledgor shall not conduct any of the following activities:

8.6.1 Making a proposal to amend the articles of association of the School or causing the making of such proposal; increasing or reducing its registered capital, or otherwise changing its registered capital structure;

8.6.2 Creating any further security, encumbrances and any third party’s rights on the Pledged Equity in addition to the pledge created hereunder;

8.6.3 Performing any act that may prejudice any rights of Pledgee hereunder, or any act that may materially affect the assets, business and/or operations of the School;

8.6.4 Distributing dividends to the shareholders in any form; however, upon Pledgee’s request, Pledgor shall immediately distribute all of her distributable profits to the shareholders.

8.7 Without Pledgee’s prior written consent, Pledgor shall not transfer or dispose of the Pledged Equity in any way.

8.8 Pledgor agrees to take other necessary actions and enter into other necessary agreements to give effect to the provisions hereof and other agreements contemplated hereby.

9. Representations, Undertakings and Warranties

9.1 Pledgor hereby represents, undertakes and warrants to Pledgee that:

9.1.1 Pledgor has the lawful eligibility and necessary authority to enter into this Agreement and has the capacity to fully perform any of their rights hereunder;

9.1.2 Pledgor has the sole ownership of the Pledged Equity; and they have lawful, complete and full ownership of her pledged equity hereunder;

9.1.3 Except the pledge created hereunder, Pledgor has not created or allowed the creation of any security rights or any third party’s rights or encumbrances on the Pledged Equity without Pledgee’s prior written consent; there is no dispute over the ownership of such Pledged Equity, which is not subject to any lien or other legal proceedings and can be used for pledge or transfer in accordance with applicable laws;

9.1.4 There is no existing, pending or threat of legal proceedings, arbitrations or administrative proceedings against the Pledged Equity;

9.1.5 Pledgor’s execution of this Agreement, exercise of its rights hereunder, or performance of his obligations hereunder will not violate any agreements, contracts or laws and regulations applicable to Pledgor and her property;

9.1.6 Upon request of Pledgee, Pledgor shall register the equity pledge hereunder with the administrative authorities for industry and commerce to cause the effective creation of the equity pledge; the pledge created hereunder shall constitute valid security for the Secured Debt after the registration procedures are completed, which can be executed on its terms;

9.1.7 All documents delivered by Pledgor to Pledgee in connection with this Agreement are true, complete and correct in all material respects, and there is no omission that may cause any information therein to become incorrect or misleading in any material respect;

9.1.8 This Agreement shall constitute a legal, valid and binding obligation of Pledgor, and may be enforced in accordance with the application of Pledgee to competent authorities under this Agreement;

9.1.9 From the date of this Agreement to the expiration of the term of pledge, Pledgor shall not transfer or dispose of any part or all of the interests in the Pledged Equity to any third party without Pledgee’s prior written consent.

9.2 Pledgee hereby represents, undertakes and warrants to Pledgor that:

9.2.1 Pledgee is a limited liability company duly established and validly existing, and has the authority to enter into this Agreement and is able to perform its obligations hereunder;

9.2.2 Pledgee has obtained all authorities and consents necessary for the execution and performance of this Agreement.

10. Liability for Breach

10.1 Either Party’s direct or indirect violation of any provisions hereof or failure to assume its obligations hereunder or failure to assume such obligations in a timely and adequate manner shall constitute breach of this Agreement. The non-breaching Party (“Non-Breaching Party”) shall have the right to require the breaching Party (“Breaching Party”) by written notice to redress its breach and take adequate, effective and timely measures to eliminate the consequences of such breach, and indemnify against the losses incurred by the Non-Breaching Party due to the breach of the Breaching Party.

10.2 After the occurrence of the breach, if, according to the reasonable and objective judgment of the Non-Breaching Party, such breach has made it impossible or unfair for the Non-Breaching Party to perform its relevant obligations hereunder, then the Non-Breaching Party shall have the right to notify the Breaching Party in writing that the Non-Breaching Party will suspend the performance of its relevant obligations hereunder until the Breaching Party ceases such breach and takes adequate, effective and timely measures to eliminate the consequences of such breach, and indemnify against the losses incurred by Non-Breaching Party due to the breach.

10.3 The losses incurred by the Non-Breaching Party which shall be indemnified against by the Breaching Party due to its breach are the direct economic losses incurred by the Non-Breaching Party due to the Breaching Party’s breach and any expectable indirect losses and additional costs, including without limitation attorney fees, litigation and arbitration costs, financial costs and travel expenses, etc.

11. Force Majeure

11.1 “Force Majeure” means any event that is beyond the reasonable control of any or all Parties hereto, unable to be foreseen or unable to be overcome even foreseen, which impedes, affects or delays any party’s performance of all or part of its obligations under this Agreement. Such event includes without limitation any government act, act of God, war, hacker attack or any other similar event.

11.2 The Party affected by a Force Majeure event may suspend the performance of its relevant obligations hereunder that cannot be performed due to the Force Majeure until the effect of such Force Majeure event is eliminated, and shall not be held liable for such suspension. However, such Party shall use its best endeavor to overcome such event and mitigate its negative effect.

11.3 The Party affected by a Force Majeure event shall provide the other Parties with a legitimate certificate issued by a notary public (or other proper agency) in the place where such event occurs to evidence the occurrence of such Force Majeure event. If such Party cannot provide such certificate, the other Parties may hold such Party liable for breach in accordance with the provisions hereof.

12. Effectiveness and Termination

12.1 This Agreement shall come into effect after it has been duly executed by Pledgor and Pledgee. The pledge hereunder is established after the registration specified in Section 2.3 is completed.

12.2 This Agreement shall be terminated upon any of the following circumstances:

12.2.1 in accordance with Section 6 hereof;

12.2.2 by mutual agreement of Pledgee and Pledgor;

12.2.3 by the consent of Pledgee.

12.3 The termination of this Agreement shall not affect the Parties’ rights and obligations arising hereunder prior to prior to the expiration date of this Agreement.

13. Dispute Resolution

13.1 If any dispute arises between the Parties in connection with the interpretation and performance of the provisions hereunder, the Parties shall resolve such dispute in good faith through discussions. If no agreement can be reached within sixty (60) days after one Party receives the notice of the other Party requesting the beginning of discussions or as otherwise agreed, either Party shall have the right to submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall be held in Beijing. The award of the arbitration shall be final and binding upon the Parties.

13.2 If any dispute arises in connection with the interpretation and performance of this Agreement, or such dispute is under arbitration, either Party shall continue to have the rights hereunder other than those in dispute and perform the obligations hereunder other than those in dispute.

13.3 The conclusion, effectiveness, enforcement and interpretation of this Agreement shall be governed by the Chinese laws.

14. Miscellaneous

14.1 The headings herein are for convenience only, and shall not affect the interpretation of any provisions hereof.

14.2 The Parties may amend and supplement this Agreement by written agreement. Any amendments or supplements executed by the Parties, if any, are part of this Agreement, and shall have the same force and effect as this Agreement.

14.3 If any provision herein becomes partly or wholly invalid or unenforceable for violation of laws or government regulations or other reasons, then the part of such provision that is affected shall be deemed as deleted. However, the deletion of such part of such provision shall not affect the legal effect of other parts of such provision or the other provisions herein. The Parties shall cease to execute such invalid or unenforceable provision, and modify such provision so that it has the closest intent to the original provision and becomes valid and enforceable in connection with such facts and circumstances.

14.4 Unless otherwise provided herein, either Party’s failure to exercise or delay in exercising any of its rights or powers hereunder shall not be construed as a waiver of such rights or powers. Any single or partial exercise of any rights or powers shall not preclude the exercise of other rights or powers.

14.5 This Agreement shall be binding upon the Parties and their respective successors and permitted assigns. Pledgee shall have the right to transfer to any other third party the rights hereunder and other agreements contemplated hereby at its sole discretion without Pledgor’s consent.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement on the date first above written.

Pledgee: Hangzhou Kunjiang Education Technology Co., Ltd. Authorized Representative:

/s/ Xingbiao Lin Xingbiao Lin

/s/ Qiming Weng Qiming Weng

/s/ Qiude Chen Qiude Chen